Exhibit 10.1

FORBEARANCE AND FIFTH AMENDMENT AGREEMENT

This Forbearance and Fifth Amendment Agreement (this “Amendment Agreement”), effective as of October 5, 2018, by and among uSell.com, Inc., a Delaware corporation (“USELL”), BST Distribution, Inc., a New York corporation (“BST”), We Sell Cellular LLC, a Delaware limited liability company (“WE SELL” together with uSell and BST, each a “Company” and collectively the “Companies”), the Purchaser party hereto (the “Purchaser”) and ___________________, a Delaware limited liability company, as agent for the Purchaser and the other Purchasers from time to time party to the Note Purchase Agreement (as hereafter defined) (the “Agent” and together with such Purchasers, the “Creditor Parties”).

WHEREAS, the Companies and Creditor Parties are parties to a Note Purchase Agreement dated as of January 13, 2017 (as amended from time to time, the “Purchase Agreement”).

WHEREAS, an Event of Default (as defined in the Note) occurred on April 1, 2018 and is now existing based on Companies’ failure to comply with the “Operating Margin” covenant set forth in Section 8.23(a) of the Purchase Agreement for the fiscal quarter period ending March 31, 2018 (the “Designated Default”).

WHEREAS, pursuant to the terms of a Forbearance and Third Amendment Agreement dated as of May 4, 2018 by and among Company and Creditor Parties, Creditor Parties agreed to forbear for a period of time from exercising rights and remedies based on the occurrence of the Designated Default and amend certain provisions of the Purchase Agreement (the “May 4th Forbearance and Amendment Agreement”).

WHEREAS, pursuant to the terms of a Forbearance and Fourth Amendment Agreement dated as of July 2, 2018 by and among Company and Creditor Parties, Creditor Parties agreed to extend the Forbearance Period provided for and as defined in the May 4th Forbearance Agreement and further amend certain provisions of the Purchase Agreement (the “July 2nd Forbearance and Amendment Agreement”).

WHEREAS, Companies have requested that Creditor Parties (a) extend the Forbearance Period provided for and as defined in the July 2nd Forbearance and Amendment Agreement and (b) further amend the Purchase Agreement and the Related Agreements on the terms and subject to the conditions set forth herein, and Creditor Parties are prepared to extend such Forbearance Period and amend the Purchase Agreement, in each case, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.            Capitalized Terms. Capitalized terms not otherwise defined in this Amendment Agreement shall have the meaning ascribed to them in the Purchase Agreement.

2.            Acknowledgment of Liabilities.

(a)          Each Company hereby acknowledges that it is unconditionally liable to Creditor Parties under the Purchase Agreement and the Related Agreements to which it is a party for the payment of all Liabilities, and no Company has any defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to the Liabilities.

(b)          Each Company hereby ratifies and confirms its obligations under the Purchase Agreement and the Related Agreements to which it is a party and hereby acknowledges and agrees that the Purchase Agreement and the Related Agreements to which it is a party remain in full force and effect.

3.            Forbearance.

(a)          Each Company hereby acknowledges that (a) the Designated Default occurred on April 1, 2018 and is continuing and (b) the Forbearance Period provided for and as defined in the July 2nd Forbearance and Amendment Agreement terminated on September 30, 2018, the occurrence of which entitles the Creditor Parties to exercise their rights and remedies under the Purchase Agreement, the Related Agreements and applicable law.

(b)          No Creditor Party has waived, presently does not intend to waive and may never waive such Designated Default and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute in any manner whatsoever any such waiver. Each Company hereby acknowledges that Creditor Parties have the presently exercisable right to declare the Liabilities to be immediately due and payable under the terms of the Purchase Agreement and the Related Agreements.

(c)          Subject to satisfaction of the conditions of effectiveness set forth in Section 9 of this Amendment Agreement, during the period (the “Forbearance Period”) commencing on September 30, 2018 and ending on the earlier to occur of (a) December 3, 2018 and (b) the occurrence of any Forbearance Default (as defined in Section 3(f) of this Amendment Agreement), Creditor Parties will forbear from exercising their rights and remedies under the Purchase Agreement, the Related Agreements and applicable law solely in respect of the Designated Default. Notwithstanding the foregoing, nothing contained herein shall impair in any manner whatsoever Creditor Parties’ rights to administer the credit facility and/or to collect, receive and/or apply proceeds of each Company’s accounts receivable and/or any other collateral to the Liabilities, in each case, in accordance with the terms of the Purchase Agreement and the Related Agreements. The Creditor Parties may consider extending the expiration date of the Forbearance Period, but any such extension will be determined by the Creditor Parties in their sole and absolute discretion and, if provided at all, shall only be made on terms and conditions satisfactory to the Creditor Parties in their sole and absolute discretion. No such extension, if provided at all, shall be effective unless in a writing executed by the Creditor Parties and the Companies, and acknowledged and agreed to by the Guarantors.

(d)          Upon the termination of the Forbearance Period, the agreement of Creditor Parties to forbear with respect to the Designated Default shall automatically and without further action terminate and be of no further force and effect, it being expressly agreed that the effect of such termination will be to permit Creditor Parties to exercise such rights and remedies immediately without any further notice, passage of time or forbearance of any kind.

(e)          Companies acknowledge that (i) Default Interest Rate (as defined in Section 1.7 of the Note) charges in the amount of $152,194.89 which have accrued for the period commencing on April 1, 2018 and ending on September 30, 2018 (the “Specified Default Interest Rate Charges”) shall continue to accrue and be payable by Companies to Creditor Parties as follows: (i) if the Liabilities have been indefeasibly paid in full prior to November 16, 2018, the Specified Default Interest Rate Charges shall be waived by Creditor Parties, (ii) if the Liabilities have not been indefeasibly paid in full prior to November 16, 2018, $76,097.45 of the Specified Default Interest Rate Charges shall be automatically due and owing by Companies to Creditor Parties and shall be added to the Principal Amount of, and as defined in, the Note as of November 16, 2018 unless Creditor Parties shall have received from Companies payment thereof in cash prior to such date, (ii) if the Liabilities have been indefeasibly paid in full prior to November 23, 2018, the remaining Specified Default Interest Rate Charges in the amount of $76,097.44 shall be waived by Creditor Parties and (iii) if the Liabilities have not been indefeasibly paid in full prior to November 23, 2018, the remaining Specified Default Interest Rate Charges in the amount of $76,097.44 shall be automatically due and owing by Companies to Creditor Parties and shall be added to the Principal Amount of, and as defined in, the Note as of November 23, 2018 unless Creditor Parties shall have received payment thereof in cash prior to such date. Notwithstanding the foregoing, the Specified Default Interest Rate Charges shall be automatically due and owing by Companies to Creditor Parties upon the occurrence of a Forbearance Default and shall be added to the Principal Amount of, and as defined in, the Note on the date of such occurrence, except to the extent previously added to principal at an earlier date pursuant to this Section 3(e). Companies further acknowledge that the Default Interest Rate applies on and after October 1, 2018 and amounts related thereto are payable in cash in accordance with the terms of the Note.

(f)           The occurrence of any Event of Default (other than the Designated Default) shall constitute a “Forbearance Default.” As of the date hereof, neither the Companies nor the Creditor Parties have any actual knowledge of any Events of Default other than the Designated Default.

(g)          Subject only to Section 3(c) of this Amendment Agreement, Creditor Parties reserve the right, in their sole discretion, to exercise any or all of their rights and remedies under the Purchase Agreement, the Related Agreements and applicable law as a result of any Event of Default (other than the Designated Default), and no Creditor Party has waived any of such rights or remedies, and nothing in this Amendment Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

4.            Amendments. Subject to satisfaction of the conditions of effectiveness set forth in Section 9 of this Amendment Agreement:

(a)          Clause (ii) of Section 8.23(a) of the Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

“(ii) For the calendar months ending July 31, 2018, August 31, 2018, September 30, 2018, October 31, 2018 and November 30, 2018 Companies will not permit Gross Profit (as hereafter defined) as of the end of such calendar month to be less than zero percent (0%) of Companies’ revenue (determined in accordance with GAAP) for such calendar month.”

(b)          The definition of “Applicable Net Debt” set forth in Section 8.23(b) of the Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

“Applicable Net Debt” means, at the date of determination, the outstanding principal amount of the Notes less (X) cash and cash equivalents on deposit in the Agent Controlled Account plus (Y) (i) during the period commencing on and including July 2, 2018 and ending on and including December 2, 2018, zero ($0) and (ii) on and after December 3, 2018, $230,000, minus (Z) during the period commencing on and including July 2, 2018 and ending on and including December 2, 2018, the sum of (1) $187,600 and (2) any and all forbearance fees and Default Interest Rate (as defined in the Note) charges which have been added to the Principal Amount of, and as defined in, the Note in accordance with the terms of the Forbearance and Fifth Amendment Agreement dated as of October 5, 2018 by and among Companies and Creditor Parties.”

(c)          Notwithstanding anything contained in Section 1.4 of the Note to the contrary, (a) Companies shall, as a condition to effectiveness of this Amendment Agreement, redeem a portion of the outstanding principal balance of the Note in an aggregate amount equal to One Million Dollars ($1,000,000) (the “Specified Redemption”) at a prepayment price equal to One Million ($1,000,000) plus the accrued but unpaid interest on such principal amount through and including the date of such prepayment (the “Specified Redemption Amount”) and (b) solely in connection with Companies’ election to make the Specified Redemption, Creditor Parties hereby waive the fifteen (15) day prior written redemption notice requirement and the prepayment premium under Section 1.4 of the Note. The Specified Redemption shall be made in accordance with the terms of Section 5 of this Amendment Agreement. Immediately after giving effect to the Specified Redemption, the outstanding principal balance of the Note shall be automatically reduced to Five Million Twenty-Nine Thousand Two Hundred Nineteen Dollars and Seven Cents ($5,029,219.07) without further action on the part of Creditor Parties or any Company.

(d)          The Note is hereby amended to reflect the terms of the Fourth Amended and Restated Secured Term Note in the form attached hereto as Exhibit A.

5.            Specified Redemption. Companies hereby direct the Agent, on or after October 5, 2018, to (a) release the Specified Redemption Amount from the Agent Controlled Account and (b) utilize the proceeds thereof to cause the Specified Redemption to be made.

6.            Forbearance and Amendment Fee; Companies’ Deferral of Certain Payments.

(a)          In consideration of Creditor Parties’ agreements contained herein, the Companies shall jointly and severally pay to Purchaser a forbearance and amendment fee:

(i)         in an amount equal to $250,000 (the “Initial Forbearance Fee”), which such Initial Forbearance Fee shall be payable as of October 1, 2018 by the addition on such date of the amount of such Initial Forbearance Fee to the Principal Amount owing under and as defined in the Note such that immediately after giving effect to such addition (but prior to giving effect to the Specified Redemption) the outstanding Principal Amount of the Note shall equal Six Million Twenty-Nine Thousand Two Hundred Nineteen Dollars and Seven Cents ($6,029,219.07).

(ii)        in an amount equal to $100,000, which such fee shall be payable on November 19, 2018, if the Liabilities have not been indefeasibly paid in full prior to such date, by the addition on such date of such amount to the Principal Amount owing under and as defined in the Note.

(iii)       in an amount equal to $125,000, which such fee shall be payable on November 26, 2018, if the Liabilities have not been indefeasibly paid in full prior to such date, by the addition on such date of such amount to the Principal Amount owing under and as defined in the Note.

(iv)       in an amount equal to $150,000, which such fee shall be payable on December 3, 2018 if the Liabilities have not been indefeasibly paid in full prior to such date, by the addition on such date of such amount to the Principal Amount owing under and as defined in the Note.

Notwithstanding the foregoing, all forbearance and amendment fees provided for in this Section 6(a) shall be automatically due and owing by Companies to Creditor Parties upon the occurrence of a Forbearance Default and shall be added to the Principal Amount of, and as defined in, the Note on the date of such occurrence.

(b)          Each Company agrees that, prior to the indefeasible payment in full of all Liabilities, it will defer payment of any and all compensation or amounts due to Nik Raman, Scott Tepfer and the Companies’ financial consultants and legal retainer payments to the Companies’ lawyers (collectively, the “Deferral Parties”) with respect to services provided during the period commencing on July 2, 2018 and ending on October 1, 2018, except that the Companies may make ordinary and customary commission payments to Scott Tepfer for sales made by Mr. Tepfer of the Companies’ inventory in the ordinary course of business.

7.            Representations and Warranties. Each Company hereby represents and warrants to Purchasers and Agent that:

(a)          The execution, delivery and performance of this Amendment Agreement (i) have been duly authorized by each Company, (ii) are not in contravention of the certificate of incorporation, bylaws, certificate of formation or operating agreement of any Company or of any indenture, agreement or undertaking to which any Company is a party or by which any Company is bound and (iii) are within each Company’s powers.

(b)          This Amendment Agreement is the legal, valid and binding obligation of each Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to creditors’ rights generally or by equitable principles.

(c)          The representations and warranties of each Company contained in the Purchase Agreement and the Related Agreements are and will be true, correct and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete as of such earlier date.

(d)          Each of the Deferral Parties has agreed to the deferral of the payments referenced in Section 6(b).

8.            General Release. Each Company and each Guarantor (by its acknowledgment set forth below) hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against any Creditor Party and/or its, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the date hereof. The inclusion of this paragraph in this Amendment Agreement, and the execution of this Amendment Agreement by Creditor Parties, does not constitute an acknowledgment or admission by any Creditor Party of liability for any matter, or a precedent upon which any liability may be asserted.

9.            Conditions of Effectiveness. This Amendment Agreement shall become effective upon receipt by Agent (unless waived by Agent in writing) of the following, each in form and substance satisfactory to Agent in its sole discretion: (a) this Amendment Agreement executed by each Company and each Guarantor, (b) an original executed Fourth Amended and Restated Secured Term Note in the form attached hereto as Exhibit A, (c) corporate resolutions for each Company authorizing the transactions contemplated by this Amendment Agreement and (d) payment by Companies of all fees and expenses incurred by Agent (i) in connection with the transactions contemplated by this Amendment Agreement, including, without limitation, the fees of ***************, counsel to Agent and Purchasers and (ii) for matters described in Section 8.32 of the Purchase Agreement.

10.          Effect on Note Purchase Agreement.

(a)          Upon the effectiveness of this Amendment Agreement, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.

(b)          Except as specifically amended herein, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Purchase Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

11.          Miscellaneous. Section 13 of the Purchase Agreement is incorporated by reference into this Amendment Agreement without the necessity of fully repeating it.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

COMPANIES:

USELL.COM, INC.

By:
Name: Nikhil Raman
Title: Chief Executive Officer

BST DISTRIBUTION, INC.

By:
Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC

By:
Name: Nikhil Raman
Title: Manager

PURCHASER:

By:

Name:

Title:

AGENT:

By:

Name:

Title:

GUARANTOR ACKNOWLEDGEMENT AND AGREEMENT:

UPSTREAM PHONE COMPANY USA, INC., a Delaware corporation

By:
Name: Nikhil Raman
Title: President

UPSTREAM PHONE HOLDINGS, INC., a Delaware corporation

By:
Name: Nikhil Raman
Title: President

HD CAPITAL HOLDINGS LLC, a Delaware limited liability company

By:
Name: Daniel Brauser
Title: Manager